UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2018
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Quantum Corporation
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)
224 Airport Parkway, Suite 550, San Jose, CA 95110
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

Over the course of the quarter ending June 30, 2018, Quantum Corporation ("Quantum" or the “Company”) communicated workforce reductions and related actions that eliminate approximately 100 positions. These reductions are incremental to, and continue, the actions disclosed by the Company on February 8, 2018, to rationalize the Company’s cost structure. These actions are expected to be completed by September 30, 2018.  The Company’s preliminary estimate of the charges associated with these actions is approximately $3.5 million, relating to one-time termination severance and benefits.  Substantially all of these charges result in future cash expenditures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO and Director Appointment

On June 26, 2018, Quantum announced that James J. Lerner has been appointed as CEO of the Company, effective July 1, 2018. Mr. Lerner succeeds J. Michael Dodson who had been serving as Quantum’s interim CEO and Chief Financial Officer since May 31, 2018. Mr. Lerner will also be appointed to the Company’s Board of Directors (the “Board”), and Mr. Dodson will continue serving as Chief Financial Officer.

Mr. Lerner, 48, has previously served as Vice President and Chief Operating Officer at Pivot3 Inc. since March 2017, and Chief Revenue Officer since November 2016. Prior to Pivot3, from March 2014 to August 2015, Mr. Lerner served as President of Cloud Systems and Solutions at Seagate Technology Public Limited Company. Prior to Seagate, from November 2009 to March 2014, Mr. Lerner served in various executive roles at Cisco Systems, Inc., including most recently as Senior Vice President and General Manager of the Cloud & Systems Management Technology Group. Mr. Lerner founded Cittio Inc., in 2001 and served as its President and Chief Executive Officer until June 2009. He co-founded XUMA Inc., in 1997 and served as its Co-Chief Executive Officer and Chief Technology Officer until 2001. From 1994 until 1996, Mr. Lerner served as a Senior Software Architect and Product Manager at Platinum Technology. Prior to working at Platinum, Mr. Lerner was a Senior Consultant at Andersen Consulting. Mr. Lerner earned a Bachelor of Arts in Quantitative Economics and Decision Sciences from U.C. San Diego.

In connection with his employment as CEO, Mr. Lerner entered into an offer letter (the “Offer Letter”) with the Company providing for the following terms:

Base salary: $475,000

2019 Bonus Opportunity: Beginning with the Company’s fiscal year commencing April 1, 2019 (“fiscal year 2020”), Mr. Lerner will be eligible to participate in the Company’s annual incentive plan on the terms determined by the Leadership and Compensation Committee of the Board (the “LCC”). For fiscal year 2020, Mr. Lerner’s target bonus will be 100% of his annual base salary. In addition, the Board or the LCC may, in its sole discretion, grant additional discretionary bonus amounts to Mr. Lerner.

Equity awards:

Restricted stock units (“RSUs”): Mr. Lerner will be granted RSUs covering 400,000 shares of the Company’s common stock (each, a “Share”), which will vest in equal annual installments on the first, second and third anniversary of July 1, 2018, subject to Mr. Lerner’s continued service with the Company and otherwise subject to the Company’s 2012 Long-Term Incentive Plan (“2012 Plan”). In addition, Mr. Lerner will be granted RSUs covering 150,000 Shares, which will fully vest on July 1, 2019, subject to Mr. Lerner’s continued service with the Company and otherwise subject to the 2012 Plan.

Performance Units (“PSUs”): In addition to the RSU awards, Mr. Lerner will be granted PSUs covering a maximum of 450,000 Shares. The PSUs will be eligible to vest based on the achievement of specified levels of the average closing prices of a Share on the New York Stock Exchange (symbol: QTM) as quoted in the Wall Street Journal during any sixty (60) day trading period (the “60-Day Average Price”), occurring during the time frames specified below, subject to the LCC’s certification of the performance criteria which must occur within 10 calendar days of satisfying the applicable price targets. The PSUs eligible to vest based on achievement of a 60-Day Average Price of at least $4.00 will vest upon the later of the LCC’s certification and July 1, 2019, subject to Mr. Lerner’s continued service with the Company through the later of the achievement date and July 1, 2019. The PSUs eligible to vest based on achievement of a 60-Day Average Price of at least $5.00 will vest upon the later of the LCC’s certification and July 1, 2020, subject to Mr. Lerner’s continued service with the Company through the later of the achievement date and July 1, 2020. The PSUs eligible to vest based on achievement of a 60-Day Average Price of at least $6.00 will vest upon the later of the LCC’s certification and July 1, 2021, subject to Mr. Lerner’s continued service with the Company through the later of the achievement date and July 1, 2021. The PSUs will be granted under the Plan, and the specific terms of the PSUs, including the applicable performance criteria and service requirements, will be set forth in an award agreement under the Plan. Generally, the PSUs will be subject to the following performance criteria, as determined by the Board or LCC, as applicable, in its sole discretion:

•	150,000 Shares will be earned, if, at any time between July 1, 2018 and June 30, 2022, the 60-Day Average Price is at least $4.00

•	An additional 150,000 Shares will be earned, if, at any time between July 1, 2018 and June 30, 2022, the 60-Day Average Price is at least $5.00

•	An additional 150,000 Shares will be earned, if, at any time between July 1, 2018 and June 30, 2022, the 60-Day Average Price is at least $6.00

The RSU awards and the PSU award will be granted effective as of the first business day on which the Company becomes current with respect to its filings under the Securities Exchange Act of 1934, as amended. If the Company experiences a Change of Control (as defined in the 2012 Plan) prior to the grant of such awards and Mr. Lerner remains a Service Provider (as defined under the 2012 Plan), the Company will provide the economic equivalent of such awards as if the grants were made immediately prior to the Change of Control.
Severance and Change of Control: Mr. Lerner has entered into a Change of Control Agreement with the Company (the “Change of Control Agreement”), under which, if a Change of Control of the Company occurs and within 12 months following the Change of Control, Mr. Lerner’s employment with the Company ends as a result of an Involuntary Termination (as each such term is defined in the Change of Control Agreement), the Company will provide to Mr. Lerner the following severance payments and benefits:

•	a lump sum cash payment equal to eighteen (18) months of his then-annual base salary and target bonus,

•	100% accelerated vesting of his then-outstanding equity awards, and

•
Reimbursement of premiums for eighteen (18) months continued COBRA coverage for Mr. Lerner and his eligible dependents (or such earlier date that Mr. Lerner is no longer eligible for COBRA), subject to the terms set forth in the Change of Control Agreement.

In addition, under the terms of the Offer Letter and in a context other than a Change of Control, if Mr. Lerner’s employment with the Company is Involuntarily Terminated other than for Cause (and other than due to his death or Disability, as such term is defined in the Change of Control Agreement), the Company will provide to Mr. Lerner the following severance payments and benefits:

•	a lump sum cash payment equal to twelve (12) months of his then-annual base salary,

•
in the event the Involuntary Termination contemplated by this paragraph occurs on or before July 1, 2019, twelve (12) months of accelerated vesting for any outstanding RSUs and PSUs (which shall vest regardless of performance criteria attainment); provided that, if the Involuntary Termination occurs prior to the Grant Date, then in lieu of the accelerated vesting contemplated above, the Company will provide Mr. Lerner with a cash payment equal to the number of shares that would have vested multiplied by the closing price of a Share on the date of the Involuntary Termination., and

•
Reimbursement of premiums for twelve (12) months continued COBRA coverage for Mr. Lerner and his eligible dependents (or such earlier date that Mr. Lerner is no longer eligible for COBRA), subject to the terms set forth in the Offer Letter.

The severance payments are subject to Mr. Lerner entering into and not revoking a release agreement in substantially the form attached to the Change of Control Agreement following his termination.
The Offer Letter also contains a non-solicitation agreement in effect during the period of Mr. Lerner’s employment and 12 months after termination.
There are no arrangements or understandings between Mr. Mr. Lerner and any other persons pursuant to which he was selected as Chief Executive Officer or a director. There are no family relationships between Mr. Lerner and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Offer Letter, Change of Control Agreement and Press Release announcing Mr. Lerner’s appointment are filed herewith as Exhibits 10.1, 10.2 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter between Quantum and James J. Lerner, dated June 22, 2018
10.2	Change of Control Agreement between Quantum and James J. Lerner, dated June 22, 2018
99.1	Press Release dated June 26, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: June 27, 2018

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter between Quantum and James J. Lerner, dated June 22, 2018
10.2	Change of Control Agreement between Quantum and James J. Lerner, dated June 22, 2018
99.1	Press Release dated June 26, 2018